UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2009

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 829-0965
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 25, 2009, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 18, 2009, by and among Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), Ireland Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sprint Nextel (the “Offeror”), and iPCS, Inc., a Delaware corporation (“iPCS”), Sprint Nextel completed a cash tender offer (the “Tender Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of iPCS (the “iPCS Common Stock”) at a price of $24.00 per share, net to the holder in cash, without interest and less any required withholding taxes. At the expiration of the Tender Offer, a total of approximately 11.594 million shares of iPCS Common Stock were validly tendered and not withdrawn, including shares validly tendered by notice of guaranteed delivery, representing approximately 70% of the outstanding shares of iPCS Common Stock as of the expiration of the Tender Offer. On November 27, 2009, Sprint Nextel, through the Offeror, accepted such tendered shares for payment and exercised its option pursuant to the Merger Agreement to purchase newly-issued shares of iPCS Common Stock (the “Top-Up Shares”) at a price of $24.00 per share to increase its ownership percentage of the outstanding shares of iPCS Common Stock to over 90%. The purchase of the Top-Up Shares was completed on December 4, 2009, after which a short-form merger of the Offeror with and into iPCS was consummated (the “Merger”). No vote or meeting of the stockholders of iPCS to approve the Merger was required. In the Merger, Sprint Nextel acquired all of the shares of iPCS Common Stock not previously tendered pursuant to the Tender Offer (other than those shares as to which holders properly exercise appraisal rights under applicable Delaware law) at a price of $24.00 per share, net to the holder in cash, without interest and less any required withholding taxes. As a result of the Merger, the separate corporate existence of the Offeror ceased and iPCS continues as the surviving corporation of the Merger and a wholly-owned subsidiary of Sprint Nextel.
A copy of the press release issued by Sprint Nextel announcing the closing of the transactions described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement was previously filed as Exhibit 99.1 to Sprint Nextel’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2009.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 4, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
Date: December 4, 2009	By:	/s/ Timothy P. O’Grady
		Name:	Timothy P. O’Grady
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 4, 2009